motorsport GAMES

Q3 2024 Results

November 14, 2024

This presentation provides select highlights about Motorsport Games Inc.'s results of operations. Please see Motorsport Games' Q3 2024 Form 10-Q, filed with the SEC and Q3 2024 earnings release for more complete information on the Company's results of operations, cash flows, financial condition and liquidity.

Q3 2024 Highlights

Financial Highlights

- Q3 2024 Revenues of $1.8 million
- Q3 2024 Net Loss was $0.6 million
- Q3 2024 Adjusted EBITDA of $0.1 million*
- Q3 2024 EPS of $0.00 vs. EPS loss of $1.31 for Q3 2023



3.0
2.0
1.0
-
(1.0)
(2.0)
(3.0)
(4.0)
in Millions ($)
REVENUE
NET INCOME (LOSS)
ADJUSTED EBITDA*
Q3 2024
Q3 2023
1.8
1.7
(0.6)
(3.5)
0.1
(2.5)

Key Highlights

- Net income attributable to Motorsport Games Inc. of $0.01 million in Q3 2024 compared to a net loss of $3.6 million in Q3 2023, an improvement of $3.6 million.
- Net income attributable to Class A common stock was $0.00 per share in Q3 2024, compared to a net loss per share of $1.31 in Q3 2023.
- Released Le Mans Ultimate Innovative Co-op Game Mode, Save & Load System and 2024 Pack 2 DLC in September 2024.
- Raised $1.0 million in gross proceeds from a registered direct offering transaction in July 2024.

*Adjusted EBITDA is a non-GAAP financial measure. See definition of Adjusted EBITDA and its reconciliation to net income (loss) presented later in this deck.

Q3 2024 Results

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2024	2023	2024	2023
Revenues	$ 1,802,946	$ 1,693,871	$ 6,713,635	$ 5,162,356
Cost of revenues	716,723	831,479	2,154,997	2,946,382
Gross profit	1,086,223	862,392	4,558,638	2,215,974
Operating expenses:				
Sales and marketing [1]	175,532	358,120	631,467	1,411,318
Development [2]	848,528	1,566,839	2,780,630	5,751,741
Impairment of intangible assets	-	-	-	4,004,627
General and administrative [3]	1,946,897	1,526,614	5,548,989	7,459,957
Depreciation and amortization	47,151	75,614	184,013	277,822
Total operating expenses	3,018,108	3,527,187	9,145,099	18,905,465
Gain from settlement of license liabilities	-	-	3,248,000	-
Other operating income	-	-	250,000	-
Loss from operations	(1,931,885)	(2,664,795)	(1,088,461)	(16,689,491)
Interest expense	(29,852)	(230,190)	(90,480)	(674,060)
Other income (expense), net	1,388,712	(639,147)	1,010,001	369,345
Net loss	(573,025)	(3,534,132)	(168,940)	(16,994,206)
Less: Net (loss) income attributable to non-controlling interest	(582,852)	29,375	(1,270,382)	98,356
Net income (loss) attributable to Motorsport Games Inc.	$ 9,827	$ (3,563,507)	$ 1,101,442	$ (17,092,562)
Net income (loss) per Class A common share attributable to Motorsport Games Inc.:				
Basic and Diluted	$ 0.00	$ (1.31)	$ 0.39	$ (6.73)
Weighted-average shares of Class A common stock outstanding:				
Basic and Diluted	3,024,366	2,720,328	2,823,274	2,538,863

[1] Includes related party expenses of $0 and $0 for the three months ended September 30, 2024 and 2023, respectively, and $0 and $17,076 for the nine months ended September 30, 2024 and 2023, respectively.

[2] Includes related party expenses of $0 and $15,439 for the three months ended September 30, 2024 and 2023, respectively, and $0 and $46,361 for the nine months ended September 30, 2024 and 2023, respectively.

[3] Includes related party expenses of $37,500 and $116,530 for the three months ended September 30, 2024 and 2023, respectively, and $188,772 and $298,190 for the nine months ended September 30, 2024 and 2023, respectively.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023
Net loss	$ (573,025)	$ (3,534,132)	$ (168,940)	$ (16,994,206)
Interest expense, net	29,852	230,190	90,480	674,060
Depreciation and amortization	566,411	501,399	1,755,517	1,512,630
EBITDA	23,238	(2,802,543)	1,677,057	(14,807,516)
Loss contingency expenses	-	232,359		232,359
Gain from settlement of license liabilities	-	-	(3,248,000)	-
Impairment of intangible assets	-	-	-	4,004,627
Stock-based compensation	26,889	105,524	105,738	876,060
Adjusted EBITDA	$ 50,127	$ (2,464,660)	$ (1,465,205)	$ (9,694,470)

motorsport GAMES

Liquidity

- As of September 30, 2024, the Company had cash and cash equivalents of $0.8 million, which decreased to $0.5 million as of October 31, 2024.

- The Company's Form 10-Q for the three months ended September 30, 2024, discloses that there is substantial doubt about the Company's ability to continue as a going concern. Based on the available cash on hand and the Company's average monthly net cash burn from operations of approximately $0.1 million during the nine months ended September 30, 2024, the Company does not believe it has sufficient liquidity to fund its operations over the next year and that additional funding will be required in order to continue operations.

- In order to address its liquidity short fall, the Company is actively exploring several options, including, but not limited to: i) additional funding in the form of potential equity and/or debt financing arrangements or similar transactions; ii) other strategic alternatives for its business, including, but not limited to, the sale or licensing of the Company's assets in addition to the recent sales of its NASCAR License and Traxion; and iii) further cost reduction and restructuring initiatives.

LEGAL DISCLOSURES

This presentation has been prepared by Motorsport Games Inc. ("Motorsport Games," "us," "our," "we" or the "Company"). For additional information regarding the Company, we urge you to read our reports filed with the Securities and Exchange Commission (the "SEC"), including our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024 and our other SEC filings during 2024.

NON-GAAP FINANCIAL MEASURES: Adjusted EBITDA (the "Non-GAAP Measure") is not a financial measure defined by U.S. generally accepted accounting principles ("U.S. GAAP"). Reconciliations of the Non-GAAP Measure to net loss, its most directly comparable financial measure, calculated and presented in accordance with U.S. GAAP, are presented in the Reconciliation of Non-GAAP Financial Measures slide. Adjusted EBITDA, a measure used by management to assess the Company's operating performance, is defined as EBITDA, which is net loss plus interest expense, depreciation and amortization, less income tax benefit (if any), adjusted to exclude: (i) loss contingency expenses; (ii) gain from settlement of license liabilities; (iii) impairment of intangible assets; and (iv) stock-based compensation expenses. The Company uses the Non-GAAP Measure to manage its business and evaluate its financial performance, as Adjusted EBITDA eliminates items that affect comparability between periods that the Company believes are not representative of its core ongoing operating business. Additionally, management believes that using the Non-GAAP Measure is useful to its investors because it enhances investors' understanding and assessment of the Company's normalized operating performance and facilitates comparisons to prior periods and its competitors' results (who may define Adjusted EBITDA differently). The Non-GAAP Measure is not a recognized term under U.S. GAAP and does not purport to be an alternative to revenue, income/loss from operations, net (loss) income, or cash flows from operations or as a measure of liquidity or any other performance measure derived in accordance with U.S. GAAP. Additionally, the Non-GAAP Measure is not intended to be a measure of free cash flows available for management's discretionary use, as it does not consider certain cash requirements, such as interest payments, tax payments, working capital requirements and debt service requirements. The Non-GAAP Measure has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for the Company's results as reported under U.S. GAAP. Management compensates for the limitations of using the Non-GAAP Measure by using it to supplement U.S. GAAP results to provide a more complete understanding of the factors and trends affecting the business than would be presented by using only measures in accordance with U.S. GAAP. Because not all companies use identical calculations, the Non-GAAP Measure may not be comparable to other similarly titled measures of other companies.

FORWARD-LOOKING STATEMENTS: Certain statements in this press release, the related conference call and webcast which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are provided pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements or information in this press release, the related conference call and webcast that are not statements or information of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning (i) the implementation of a major uplift in the Le Mans Ultimate game next month with the release of the first GT3 cars; (ii) the Company's current position allowing for the next phase of growth; (iii) improving the Company's long-term funding needs in order to produce the great game experiences it has proved it can offer under its new business structure; (iv) not having sufficient cash on hand to fund operations over the next year and additional funding being required in order to continue operations; (v) obtaining additional funding in the form of potential equity and/or debt financing arrangements or similar transactions; (vi) entering into strategic alternatives for the Company's business, including, but not limited to, the sale or licensing of the Company's assets in addition to its recent sales of its NASCAR license and Traxion; and (vii) the Company's ability to improve its liquidity through further cost reduction and restructuring initiatives. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside of the Company's control and are difficult to predict.

LEGAL DISCLOSURES

FORWARD-LOOKING STATEMENTS (CONT): Examples of such risks and uncertainties include, but are not limited to: (i) difficulties, delays or less than expected results in achieving the Company's growth plans, objectives and expectations, including delays in the implementation of a major uplift in the Le Mans Ultimate game next month with the release of the first GT3 cars, failure to improve the Company's long-term funding needs in order to produce the great game experiences it has proved it can offer under its new business structure, decreased sales of the Company's products due to the disposition of key assets, further changes in the Company's product roadmap, the Company's inability to deliver new products and/or new content or features for existing products, and/or the Company's inability, in whole or in part, to continue to execute its business strategies and plans, such as due to less than anticipated customer acceptance of its new game titles and/or less than anticipated benefits from its future technologies, the Company experiencing difficulties or the inability to launch its games as planned, less than anticipated performance of the games impacting customer acceptance and sales and/or greater than anticipated costs and expenses to develop and launch its games, including, without limitation, higher than expected labor costs, the Company's inability to establish partnerships with additional service providers to come onboard to the Company's ecosystem and, in addition to the factors set forth in (ii) through (vi) below, the Company's continuing financial condition and ability to obtain additional debt and/or equity financing to meet its liquidity requirements, such as the going concern qualification on the Company's annual audited financial statements posing difficulties in obtaining new financing on terms acceptable to the Company, or at all; (ii) difficulties, delays in or unanticipated events that may impact the timing and scope of new or planned products, features, events or other offerings; (iii) less than expected benefits from implementing the Company's management strategies and/or adverse economic, market and geopolitical conditions that negatively impact industry trends, such as significant changes in the labor markets, an extended or higher than expected inflationary environment, a higher interest rate environment, tax increases impacting consumer discretionary spending and/or quantitative easing that results in higher interest rates that negatively impact consumers' discretionary spending; (iv) greater than anticipated negative operating cash flows such as due to higher than expected development costs, higher interest rates and/or higher inflation, or failure to achieve the expected savings under any cost reduction and restructuring initiatives; (v) difficulties and/or delays in resolving the Company's liquidity and capital requirements due to reasons including, without limitation, difficulties in securing funding that is on commercially acceptable terms to the Company or at all, such as the Company's inability to complete in whole or in part any potential debt and/or equity financing transactions or similar transactions, any inability to achieve cost reductions, including, without limitation, those which the Company expects to achieve through any cost reduction and restructuring initiatives, as well as any inability to consummate one or more strategic alternatives for the Company's business, including, but not limited to, the sale or licensing of the Company's assets, and/or less than expected benefits resulting from any such strategic alternative; and/or (vi) difficulties, delays or the Company's inability to successfully complete any cost reduction and restructuring initiatives, in whole or in part, which could result in less than expected operating and financial benefits from such actions, as well as delays in completing any cost reduction and restructuring initiatives, which could reduce the benefits realized from such activities; higher than anticipated restructuring charges and/or payments and/or changes in the expected timing of such charges and/or payments; and/or less than anticipated annualized cost reductions from any cost reduction and restructuring initiatives and/or changes in the timing of realizing such cost reductions, such as due to less than anticipated liquidity to fund such activities and/or more than expected costs to achieve the expected cost reductions.

Factors other than those referred to above could also cause the Company's results to differ materially from expected results. Additional examples of such risks and uncertainties include, but are not limited to: (i) the Company's ability (or inability) to maintain existing, and to secure additional, licenses and other agreements with various racing series; (ii) the Company's ability to successfully manage and integrate any joint ventures, acquisitions of businesses, solutions or technologies; (iii) unanticipated operating costs, transaction costs and actual or contingent liabilities; (iv) the ability to attract and retain qualified employees and key personnel; (v) adverse effects of increased competition; (vi) changes in consumer behavior, including as a result of general economic factors, such as increased inflation, higher energy prices and higher interest rates; (vii) the Company's inability to protect its intellectual property; and/or (vii) local, industry and general business and economic conditions.

Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the Company's filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, its Quarterly Reports on Form 10-Q filed with the SEC during 2024, as well as in its subsequent filings with the SEC. The Company anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. The Company assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing the Company's plans and expectations as of any subsequent date.